PRESS RELEASE

Contact:	For Immediate Release
May 21, 2012

NXOI Corporate Headquarters
Next 1 Interactive, Inc.
Direct: 954-888-9779

“NEXT 1 INTERACTIVE, INC. ANNOUNCES REVERSE STOCK SPLIT OF COMMON STOCK”

FORT LAUDERDALE, Fla., May 21, 2012 / PRNewswire/ FORT LAUDERDALE, Fla., May 21, 2012—Next 1 Interactive, Inc. (OTCBB: NXOID.OB) ("Next 1" or the "Company") today announced that effective as of the opening of trading on May 22, 2012, the Company effected a reverse stock split of its outstanding shares of common stock on a 1-for-500 basis (the "Reverse Split") and a corresponding decrease in the number of shares of its common stock that it is authorized to issue (the “Share Decrease”). The Company effected the Reverse Split and the Share Decrease pursuant to a Certificate of Change filed with the Nevada Secretary of State.

Accordingly, as of the effective date of the Reverse Split, each 500 shares of issued and outstanding common stock will be converted into 1 share of common stock. In addition, Next 1's common stock will trade under a new CUSIP number. The Company's ticker symbol will remain unchanged (although a fifth-letter identifier "D" has been appended to indicate the completion of the Reverse Split; after a 20 business-day period following the effective date of the Reverse Split, Next 1’s ticker symbol will revert to “NXOI”). As a result of the Reverse Split, the Company's issued and outstanding shares of common stock decreased from 1,848,014,287 pre-Reverse Split shares to 3,696,029 post-Reverse Split shares. Pursuant to the Share Decrease, the number of authorized shares of the Company's common stock has decreased from 2,500,000,000 to 5,000,000 shares of common stock. The foregoing actions were duly approved by the unanimous written consent of Next 1's Board of Directors, without stockholder approval, pursuant to the Nevada Revised Statutes.

It is not necessary for shareholders of the Company to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Split; provided, however, that Next 1 shareholders may do so at their own cost. Please direct any questions you might have concerning the Reverse Split to your broker or the Company's transfer agent, American Stock Transfer & Trust Company, at (718) 921-8200.

About Next 1 Interactive, Inc.

Next 1 Interactive, Inc. (NXOI) is a multi faceted media company specializing in Travel and Real Estate. Next 1 plans the delivery of targeted content via multiple digital platforms including Satellite, Cable, Broadcast, Broadband and Mobile. In today's digital market Next 1 delivers information and entertainment to consumers. The company business plan calls for multiple revenue streams from real estate and travel content delivery including transactional commissions, referral fees, advertising and sponsorship. The multiple revenue streams and integrated media platforms allow for the delivery of measurable return on investment to its advertisers, sponsors and business partners.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plan, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks described in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements that may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.